Filed pursuant to Rule 424(b)(5)

Registration No. 333-226941

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A common stock, par value $0.0001	2,500,000	$56.50	$141,250,000	$18,334.25

(1)

The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and relates to the Registration Statement on Form S-3 (File No. 333-226941) filed by the Registrant on August 20, 2018. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

Prospectus Supplement

(To Prospectus dated August 20, 2018)

2,500,000 Shares

Appian Corporation

Class A Common Stock

We are offering 1,931,206 of shares of our Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. The selling stockholders identified in this prospectus supplement, including an entity affiliated with our Chief Executive Officer, and certain of our directors and officers, are offering an aggregate of 568,794 shares of our Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders, but we have agreed to pay the registration expenses relating to such shares of common stock.

We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. The holders of Class A common stock are entitled to one vote per share, and the holders of Class B common stock are entitled to ten votes per share, on all matters that are subject to stockholder vote. The holders of Class B common stock also have approval rights for certain corporate actions. Each share of Class B common stock may be converted into one share of Class A common stock at the option of its holder and will be automatically converted into one share of Class A common stock upon transfer thereof, subject to certain exceptions. In addition, on the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate voting power of our capital stock, all outstanding shares of Class B common stock shall convert automatically into Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “APPN.” On May 28, 2020, the last reported sale price of our Class A common stock as reported on The Nasdaq Global Market was $59.28 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Price to the public	$56.50	$141,250,000.00
Underwriting discounts and commissions	$0.45	$1,125,000.00
Proceeds to us (before expenses)	$56.05	$108,244,096.30
Proceeds to the selling stockholders (before expenses)	$56.05	$31,880,903.70

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of common stock will be made to investors in book-entry form through The Depository Trust Company on or about June 2, 2020.

Morgan Stanley

Prospectus Supplement dated May 28, 2020

S-i

We have not, and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We, the selling stockholders, and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, the selling stockholders are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 20, 2018, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

All references in this prospectus supplement and the accompanying prospectus to “Appian,” “the Company,” “we,” “us,” “our,” or similar references refer to Appian Corporation, a Delaware corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

“Appian”, the Appian logo, and other trademarks or service marks of Appian Corporation appearing in this prospectus are the property of Appian Corporation. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information you should consider before deciding whether to invest in our Class A common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” of this prospectus supplement, in our Annual Report on Form 10-K filed with the SEC on February 20, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020 and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Overview

Appian provides a low-code automation platform that accelerates the creation of high-impact business applications, enabling our customers to automate the most important aspects of their business. Global organizations use our applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance.

With our platform, organizations can rapidly and easily design, build, and implement powerful, enterprise-grade custom applications through our intuitive, visual interface with little or no coding required. Our customers have used applications built on our platform to launch new business lines, automate vital employee workflows, manage complex trading platforms, accelerate drug development, and build global procurement systems. With our platform, decision makers can reimagine their products, services, processes, and customer interactions by removing much of the complexity and many of the challenges associated with traditional approaches to software development.

Organizations across all industries are digitally transforming—leveraging software to automate and optimize mission critical operations, enhance customer experiences, and drive competitive differentiation. Historically, organizations have principally relied on packaged software and custom software solutions to operationalize and automate their businesses. Packaged software often fails to address unusual use cases or to enable differentiation and requires organizations to adapt their individual processes, needs, and systems of record to standardized frameworks. While traditional custom software solutions can be differentiated and tailored to meet strategic objectives, development requires a long, iterative, and cumbersome process as well as costly integration, and relies on scarce developer talent.

We enable organizations to differentiate themselves from their competition through software-enabled digital transformation. Our low-code automation platform employs an intuitive, visual interface and pre-built development modules that reduce the time required to build powerful and unique applications. Our platform automates the creation of forms, data flows, records, reports, and other software elements that would otherwise need to be manually coded. This functionality greatly reduces the iterative development process, allowing for real-time application optimization and ultimately shortening the time from idea to deployment. Our applications take advantage of a complete stack of automation technologies, including our industry-leading workflow engine, rules engine, native Robotic Process Automation, or RPA, capabilities, leading case management capabilities, and integrated Google-based artificial intelligence, or AI. Our customers can leverage these capabilities to apply the right automation approach for each specific use case.

Further, our patented Self-Assembling Interface Layer, or SAIL, technology ensures applications developed on our platform can be immediately and natively deployed across a full range of mobile and desktop devices with no additional customization, including desktop web browsers, tablets, and mobile phones. Updates to applications developed with SAIL disseminate automatically across device types to ensure all users benefit from the most up-to-date functionality. At the same time, we unify enterprise data in a single searchable environment, providing organizations with a comprehensive view of customer, product, organizational asset, and other critical information. Rich reporting dashboards capture detailed performance metrics, providing valuable business intelligence and analytics that enable business process optimization. Our platform can be deployed in the cloud or on-premises, with organizations able to access the same functionality and data sources in all cases.

Our go-to-market strategy consists of both direct sales and, to a lesser extent, sales through strategic partners. We sell our software almost exclusively through subscriptions and intend to grow our revenue both by adding new customers and increasing the number of users at existing customers that use applications developed on our platform. As of December 31, 2019, we had 533 customers in a wide variety of industries, of which 427 customers were commercial and 106 customers were government or non-commercial entities. Our customers include financial services, life sciences, government, telecommunications, media, energy, manufacturing, and transportation organizations. As of December 31, 2019, 24% of our commercial customers were Global 2000 organizations and included 48 Fortune 500 companies.

Many of our customers begin by building a single application and grow to build dozens of applications on our platform, which implicitly reduces the per-user cost of each application. Generally, the development of new applications results in the expansion of our user base within an organization and a corresponding increase in revenue to us because we charge subscription fees on a per-user basis for the significant majority of our customer contracts. Every additional application that an organization creates on our platform increases the value of our platform for that organization because it further integrates people, process, and data across the organization and facilitates knowledge sharing. At the same time, our industry-leading professional services organization enables our customers to more easily build and deploy applications on our platform to achieve their digital transformation goals.

We have experienced strong revenue growth, with revenue of $260.4 million, $226.7 million, and $176.7 million in 2019, 2018, and 2017, respectively, and $78.9 million and $60.3 million in the three months ended March 31, 2020 and March 31, 2019, respectively. Our subscriptions revenue was $151.3 million, $126.0 million, and $91.5 million in 2019, 2018, and 2017, respectively, and includes sales of our software as a service, or SaaS, subscriptions, on-premises term license subscriptions, and maintenance support. Our subscription revenue was $50.4 million and $34.6 million in the three months ended March 31, 2020 and March 31, 2019, respectively, representing a year-over-year growth rate of 46%. Our cloud subscription revenue was $95.0 million, $67.4 million, and $40.2 million in 2019, 2018, and 2017, respectively, representing year-over-year growth rates of 41% from 2018 to 2019 and 68% from 2017 to 2018. Our cloud subscription revenue was $28.4 million and $21.3 million in the three months ended March 31, 2020 and March 31, 2019, respectively, representing a year-over-year growth rate of 33%. Our professional services revenue was $109.1 million, $100.7 million, and $85.2 million in 2019, 2018, and 2017, respectively, and $28.4 million and $25.7 million in the three months ended March 31, 2020 and March 31, 2019, respectively. Over time, as the need for professional services associated with user deployments decreases and the number of end users increases, we expect the mix of total revenue to shift more toward subscription revenue.

We have invested in developing our platform, expanding our sales and marketing and research and development capabilities, and providing general and administrative resources to support our growth. We intend to continue to invest in our business to take advantage of our market opportunity. As a result, we incurred net losses of $50.7 million, $49.5 million, and $31.0 million in 2019, 2018, and 2017, respectively, and $11.7 million and $15.2 million in the three months ended March 31, 2020 and March 31, 2019, respectively. We also used cash in operations of $(8.9) million, $(31.3) million, and $(9.1) million in 2019, 2018, and 2017, respectively. We had cash used in operations of $(3.9) million and $(4.1) million in the three months ended March 31, 2020 and March 31, 2019, respectively.

Corporate Information

Appian Corporation was incorporated under the laws of the State of Delaware in August 1999.

Our principal executive offices are located at 7950 Jones Branch Drive, McLean, Virginia 22102. Our telephone number is (703) 442-8844. Our website address is www.appian.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our Class A common stock.

The Offering

Class A common stock offered by us	1,931,206 shares

Class A common stock offered by the selling stockholders	568,794 shares

Class A common stock to be outstanding immediately after this offering	37,465,985 shares

Class B common stock to be outstanding immediately after this offering	32,282,836 shares

Total Class A and Class B common stock to be outstanding immediately after this offering	69,748,821 shares

Voting rights	We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. The holders of Class A common stock are entitled to one vote per share, and the holders of Class B common stock are entitled to ten votes per share, on all matters that are subject to stockholder vote. The holders of Class B common stock also have approval rights for certain corporate actions. Each share of Class B common stock may be converted into one share of Class A common stock at the option of its holder and will be automatically converted into one share of Class A common stock upon transfer thereof, subject to certain exceptions. In addition, on the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate voting power of our capital stock, all outstanding shares of Class B common stock shall convert automatically into Class A common stock. See the section of the accompanying prospectus captioned “Description of Capital Stock” for additional information.

Use of proceeds	We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes. We may also use a portion of the remaining net proceeds to acquire complementary businesses, products, or technologies. However, we do not have any agreements or commitments for any acquisitions at this time. We will not receive any of the proceeds from the sale of Class A common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions. See “Use of Proceeds.”

Nasdaq Global Market Symbol	“APPN”

Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

The number of shares of our Class A and Class B common stock to be outstanding immediately after this offering as shown above is based on 34,965,985 shares of Class A common stock and 32,837,836 shares of Class B common stock outstanding as of May 22, 2020 and excludes:

•	3,384,713 shares of Class B common stock issuable upon the exercise of options outstanding as of May 22, 2020, at a weighted-average exercise price of $8.41 per share;

•

709,000 shares of Class A common stock issuable upon the exercise of options outstanding as of May 22, 2020, at a weighted-average exercise price of $33.81 per share, and 1,109,470 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of May 22, 2020; and

•	4,546,590 shares of Class A common stock reserved for future issuance as of May 22, 2020 pursuant to our 2017 Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of stock options, vesting of restricted stock units, or conversions of shares of Class B common stock into shares of Class A common stock subsequent to May 22, 2020.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with the other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations, or prospects could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business and Industry

The effects of national and global epidemics, including the recent COVID-19 pandemic, could have an adverse impact on our business, operations, and the markets and communities in which we operate.

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. Our business and operations could be adversely affected by national and global epidemics, including the recent COVID-19 pandemic, impacting the markets and communities in which we operate.

In response to the COVID-19 pandemic, many state, local and foreign governments have put in place, and others in the future may put in place, quarantines, executive orders, shelter-in-place orders, and similar government orders and restrictions in order to control the spread of the disease. Such orders or restrictions, or the perception that such orders or restrictions could occur, have resulted in business closures, work stoppages, slowdowns and delays, work-from-home policies, and travel restrictions, among other effects that could negatively impact productivity and disrupt our operations. For example, we have implemented a work-from-home policy for employees, and we may take further actions that alter our operations as may be required by federal, state, or local authorities or which we determine are in the best interests of our employees and stockholders.

In addition, while the potential impact and duration of the COVID-19 pandemic on the global economy and our business in particular may be difficult to assess or predict, the pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. The COVID-19 pandemic also could reduce the demand for our customers’ products and services, which could negatively impact our customers’ willingness to renew or enter into contracts with us or our ability to collect accounts receivable on a timely basis, which, if significant, could materially and adversely affect our business, results of operations, and financial condition.

The global pandemic of COVID-19 continues to rapidly evolve, and we will continue to monitor the COVID-19 situation closely. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, operations, or the global economy as a whole, which makes our future results difficult to predict.

In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section and the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020 and in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020.

Unfavorable conditions in the global economy or the vertical markets we serve could limit our ability to grow our business and negatively affect our operating results.

General worldwide economic conditions have experienced significant instability due to the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic. These conditions make it extremely difficult for customers and us to accurately forecast and plan future business activities and could cause customers to reduce or delay their software spending. For example, we believe there could be some short-term impact from the COVID-19 pandemic on spending by our customers. At this time, the potential impact on customer spend from the COVID-19 pandemic is difficult to predict and, therefore, it is not possible to fully determine the impact on our future results. Historically, economic downturns have resulted in overall reductions in software spending. If macroeconomic conditions deteriorate or are characterized by uncertainty or volatility, customers may curtail or freeze spending on software in general and for software such as ours specifically, which could have an adverse impact on our business, financial condition, and operating results.

We have historically generated a majority of our revenue from customers in the financial services, life sciences, and U.S. federal government verticals. While these verticals have not been affected as severely by weak economic conditions caused by COVID-19 as the retail, hospitality, and entertainment industries, we cannot assure these verticals will not suffer more severe losses in the future. Furthermore, we cannot predict the timing, strength, or duration of any economic slowdown or recovery. In addition, even if the overall economy is robust, we cannot assure the market for services such as ours will experience growth or that we will experience growth.

We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline.

We have provided and may continue to provide guidance about our business, future operating results, and other business metrics. In developing this guidance, our management must make certain assumptions and judgments about our future performance. Some of those key assumptions relate to the impact of COVID-19 and the associated economic uncertainty on our business and the timing and scope of economic recovery globally, which are inherently difficult to predict. Furthermore, analysts and investors may develop and publish their own projections of our business, which may form a consensus about our future performance. Our business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of our control, including due to the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic, which could adversely affect our operations and operating results. Furthermore, if our publicly announced guidance of future operating results fails to meet our previously announced guidance or the expectations of securities analysts, investors, or other interested parties, the price of our common stock would decline.

Risk Related to Our Class A Common Stock and This Offering

Our stock price may be volatile, and you may lose some or all of your investment.

The market price of our Class A common stock may be highly volatile and may fluctuate substantially as a result of a variety of factors. Since shares of our Class A common stock were sold in our initial public offering, or IPO, in May 2017 at a price of $12.00 per share, our stock price has ranged from an intraday low of $14.60 to an intraday high of $64.72 through May 28, 2020. Factors that may affect the market price of our Class A common stock include:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the prices of subscriptions to our platform;

•	the impact of the COVID-19 global pandemic on our business, operations and financial condition;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our platform;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

•	our involvement in any litigation;

•	our sale of our Class A common stock or other securities in the future;

•	changes in senior management or key personnel;

•	the trading volume of our Class A common stock;

•	changes in the anticipated future size and growth rate of our market; and

•	general economic, regulatory, and market conditions.

Recently, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, particularly in light of the current COVID-19 global pandemic. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry fluctuations, as well as general economic, political, regulatory, and market conditions, may negatively impact the market price of our Class A common stock. If the market price of our Class A common stock after this offering does not exceed the public offering price, you may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial costs and divert our management’s attention.

An active public trading market may not be sustained.

An active public trading market for our Class A common stock may not be sustained. The lack of an active market may impair your ability to sell your shares of Class A common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A common stock.

As of May 22, 2020, there were 3,384,713 shares of Class B common stock and 709,000 shares of Class A common stock subject to outstanding options and 1,109,470 shares of Class A common stock to be issued upon the vesting of outstanding restricted stock units. We have registered all of the shares of Class A common stock issuable (i) upon conversion of the shares of Class B common stock issuable upon exercise of outstanding options, (ii) upon the exercise of outstanding options, (iii) upon the vesting of outstanding restricted stock units, and (iv) upon exercise or settlement of any options or other equity incentives we may grant in the future, for public resale under the Securities Act of 1933, as amended, or the Securities Act. Accordingly, these shares may be freely sold in the public market upon issuance as permitted by any applicable vesting requirements, subject to the lock-up agreements described above and compliance with applicable securities laws.

The sale of shares of our Class A common stock by a single large stockholder could cause the market price of our Class A common stock to decline.

As of March 31, 2020, approximately 22.6% of our publicly traded Class A common stock was held by a single stockholder. Should this stockholder elect to sell all or a significant portion of its shares of our Class A common stock, the market price of our Class A common stock and our ability to raise capital through the sale of additional equity securities could be negatively affected. We cannot predict the effect that such a sale may have on the prevailing market price of our Class A common stock.

The dual class structure of our common stock and the existing ownership of capital stock by Matthew Calkins, our founder and Chief Executive Officer, has the effect of concentrating voting control with Mr. Calkins for the foreseeable future, which will limit your ability to influence corporate matters.

Our Class B common stock has ten votes per share, and our Class A common stock, which is the stock the selling stockholders are offering in this offering, has one vote per share. Given the greater number of votes per share attributed to our Class B common stock, our Class B stockholders will collectively beneficially own shares representing approximately 90% of the voting power of our outstanding capital stock following the completion of this offering. Further, Mr. Calkins, our founder and Chief Executive Officer, together with his affiliates, will collectively beneficially own shares representing approximately 76% of the voting power of our outstanding capital stock following the completion of this offering. Consequently, Mr. Calkins, together with his affiliates, will continue to be able to control a majority of the voting power even if their stock holdings represent as few as approximately 39% of the outstanding number of shares of our common stock. This concentrated control will limit your ability to influence corporate matters for the foreseeable future. For example, Mr. Calkins is able to control elections of directors, amendments of our certificate of incorporation or bylaws, increases to the number of shares available for issuance under our equity incentive plans, or adoption of new equity incentive plans and approval of any merger or sale of assets for the foreseeable future. This concentrated control could also discourage a potential investor from acquiring our Class A common stock due to the limited voting power of such stock relative to the Class B common stock and might harm the market price of our Class A common stock. In addition, Mr. Calkins has the ability to control the management and major strategic investments of our company as a result of his position as our Chief Executive Officer and his ability to control the election or replacement of our directors. As a Board member and officer, Mr. Calkins owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. However, as a stockholder, even a controlling stockholder, Mr. Calkins is entitled to vote his shares, and shares over which he has voting control, in his own interests, which may not always be in the interests of our stockholders generally. Future transfers by Mr. Calkins and other holders of Class B common stock will generally result in those shares converting on a 1:1 basis to Class A common stock, which will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long-term.

We have not elected to take advantage of the “controlled company” exemption to the corporate governance rules for publicly-listed companies but may do so in the future.

Because our Chief Executive Officer, Mr. Calkins, owns in excess of 50% of the voting power of our outstanding capital stock, we are eligible to elect the “controlled company” exemption to the corporate governance rules for publicly-listed companies. We have not elected to do so. If we decide to become a “controlled company” under the corporate governance rules for publicly-listed companies, we would not be required to have a majority of our Board of Directors be independent, nor would we be required to have a compensation committee or an independent nominating function. If we chose controlled company status in the future, our status as a controlled company could cause our Class A common stock to be less attractive to certain investors or otherwise harm our trading price.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our Class A common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends in the foreseeable future. Although we paid a cash dividend in connection with the conversion of our Series A preferred stock to Class B common stock immediately prior to the closing of the IPO, which was agreed to at the time of the original issuance of the Series A preferred stock, we anticipate we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of our loan and security agreement with Silicon Valley Bank. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

We may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

We anticipate the net proceeds from this offering will be used for working capital and other general corporate purposes. We may also use a portion of the remaining net proceeds to acquire complementary businesses, products, or technologies. However, we do not have any agreements or commitments for any acquisitions at this time. Our management has considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. The net proceeds may be invested with a view towards long-term benefits for our stockholders, and this may not increase our operating results or market value. The failure by our management to apply these funds effectively may adversely affect the return on your investment.

If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing Class A common stock in this offering will pay a price per share that substantially exceeds the historical net tangible book value per share, which was $2.83 per share of common stock as of March 31, 2020. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management, and limit the market price of our Class A common stock.

In addition to the effects of our dual class structure, provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change in control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of

Directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibit a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our Class A common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that you would receive a premium for your shares of our Class A common stock in an acquisition.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and limit the market price of our Class A common stock.

Pursuant to our amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. Our amended and restated certificate of incorporation further provides any person or entity purchasing or otherwise acquiring any interest in shares of our Class A common stock is deemed to have notice of and consented to the foregoing provisions. The forum selection clause in our amended and restated certificate of incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and limit the market price of our Class A common stock. If a court were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable, we may incur additional costs associated with resolving the dispute in other jurisdictions. For example, the Court of Chancery of the State of Delaware recently determined that the exclusive forum provision of federal district courts of the United States for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. However, on March 18, 2020, this decision was ultimately overturned by the Delaware Supreme Court. If a court were to find the exclusive-forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our market opportunity and the expansion of our core software markets in general;

•	the effects of increased competition as well as innovations by new and existing competitors in our market;

•	our ability to adapt to technological change and effectively enhance, innovate, and scale our platform and professional services;

•	our ability to effectively manage or sustain our growth and to achieve profitability;

•	potential acquisitions and integration of complementary businesses and technologies;

•	our expected use of proceeds;

•	our ability to maintain, or strengthen awareness of, our brand;

•	perceived or actual problems with the integrity, reliability, quality, or compatibility of our platform, including unscheduled downtime or outages;

•	future revenue, hiring plans, expenses, capital expenditures, capital requirements, and stock performance;

•	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

•	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

•	our ability to maintain, protect, and enhance our intellectual property;

•	costs associated with defending intellectual property infringement and other claims;

•	the future trading prices of our Class A common stock and the impact of securities analysts’ reports on these prices; and

•	uncertain negative impacts that COVID-19 may have on our business, financial condition, results of operations, and changes in overall level of spending and volatility in the global economy.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks, uncertainties, and other factors in greater detail under the heading “Risk Factors” of this prospectus supplement and under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume our silence over time means actual events are bearing out as expressed or implied in such forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read carefully this prospectus supplement and the accompanying prospectus, the documents incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We estimate the net proceeds to us from our issuance and sale of 1,931,206 shares of our Class A common stock in this offering will be approximately $107.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any of the proceeds from the sale of Class A common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the remaining net proceeds to acquire complementary businesses, products, or technologies. However, we do not have any agreements or commitments for any acquisitions at this time.

The expected use of the net proceeds from this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment-grade securities and government securities.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. Although we paid a cash dividend of $7.6 million in connection with the conversion of our then-existing Series A preferred stock to Class B common stock immediately prior to the closing of our IPO, which was agreed to at the time of the original issuance of the Series A preferred stock, we currently intend to retain all available funds and any future earnings for the operation and expansion of our business. Accordingly, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our Board of Directors may deem relevant. Additionally, our ability to pay dividends on our common stock is limited by restrictions under the terms of our loan and security agreement with Silicon Valley Bank, and we may also be subject to covenants under future debt arrangements that place restrictions on our ability to pay dividends.

DILUTION

Our net tangible book value as of March 31, 2020 was $191.5 million, or approximately $2.83 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2020.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. After giving effect to the sale of shares of our Class A common stock in this offering at the public offering price of $56.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $299.4 million, or $4.30 per share. This represents an immediate increase in net tangible book value of $1.47 per share to existing stockholders and immediate dilution in net tangible book value of $52.20 per share to investors purchasing our Class A common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$56.50
Net tangible book value per share as of March 31, 2020	$2.83
Increase in net tangible book value per share attributable to this offering	1.47

As adjusted net tangible book value per share as of March 31, 2020 after giving effect to this offering		4.30

Dilution per share to investors purchasing our Class A common stock in this offering		$52.20

The above discussion and table are based on 34,731,245 shares of Class A common stock and 32,913,836 shares of Class B common stock outstanding as of March 31, 2020 and exclude:

•	3,598,709 shares of Class B common stock issuable upon the exercise of options outstanding as of March 31, 2020, at a weighted-average exercise price of $8.33 per share;

•

709,300 shares of Class A common stock issuable upon the exercise of options outstanding as of March 31, 2020, at a weighted-average exercise price of $33.81 per share, and 1,069,168 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2020; and

•	4,595,825 shares of Class A common stock reserved for future issuance as of March 31, 2020 pursuant to our 2017 Equity Incentive Plan.

SELLING STOCKHOLDERS

The selling stockholders are founders, directors and officers of our company and holders of our Class A and Class B common stock originally acquired in connection with our initial public offering, or IPO, upon conversion of (i) common stock issued to such stockholders upon the founding of our company and/or (ii) preferred stock purchased by such stockholders in private financings we conducted prior to our IPO. Calkins Family, LLC is an entity for which Mr. Calkins serves as managing member.

Except for the ownership of shares of common stock and options and other rights to acquire shares of common stock, the positions that Messrs. Calkins and Kramer hold on our Board of Directors and the positions that Messrs. Calkins, Kramer and Beckley hold as officers and/or employees of our company, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

The table below, including the footnotes, sets forth the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders based on information provided to us by the selling stockholders. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percent of shares beneficially owned prior to and after the offering is based on 67,803,821 shares of our Class A common stock and Class B common stock issued and outstanding as of May 22, 2020 and assumes the sale of 2,500,000 shares of Class A common stock in this offering.

The address for persons listed in the table is c/o Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102.

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering	Number of Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares	%	Shares	%			Shares	%	Shares	%
Calkins Family, LLC(1)	375,000	1.1	20,524,710	62.5	56.6	375,000	—	*	20,524,710	63.6	57.0
Robert Kramer(2)	126,185	*	2,425,453	7.4	6.7	93,794	32,391	*	2,425,453	7.5	6.7
Michael Beckley(3)	220,972	*	945,060	2.9	2.7	100,000	120,972	*	945,060	2.9	2.7

*	Less than 1%
(1)

Mr. Calkins serves as the managing member of Calkins Family, LLC. The table above reflects that 375,000 shares of Class B common stock will be automatically converted into shares of Class A common stock in connection with this offering and are being offered for sale pursuant to this offering.

(2)

Consists of (i) 32,391 shares of Class A common stock held directly by Mr. Kramer, (ii) 2,448,598 shares of Class B common stock held by The Robert C. Kramer Revocable Trust (the “Kramer Trust”), for which Mr. Kramer serves as sole trustee and beneficiary, and (iii) 70,649 shares of Class B common stock issuable upon the exercise of options. The table above reflects that 80,000 shares of Class B common stock will be automatically converted into shares of Class A common stock in connection with this offering and are being offered for sale by the Kramer Trust pursuant to the offering. The table above also reflects that options to purchase 13,794 shares of Class B common stock held directly by Mr. Kramer will be exercised and automatically converted into shares of Class A common stock in connection with this offering and are being offered for sale pursuant to this offering.

(3)

Consists of (i) 120,972 shares of Class A common stock, (ii) 445,000 shares of Class B common stock, (iii) 60 shares of Class B common stock issuable upon the exercise of options, (iv) 300,000 shares of Class B common stock held by the Rachael J. Fried Family Trust Dated December 29, 2016, for which Marc Wilson and Mr. Beckley serve as trustees and (v) 300,000 shares of Class B common stock held by the Marc S. Wilson Spousal Limited Access Trust Dated December 29, 2016, for which Mr. Beckley serves as a trustee. The table above reflects that 100,000 shares of Class B common stock held by Mr. Beckley will be automatically converted into shares of Class A common stock in connection with this offering and are being offered for sale pursuant to this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our Class A common stock by “Non-U.S. Holders” (as defined below). This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances or to certain types of Non-U.S. Holders subject to special tax rules, including partnerships or other pass-through entities for U.S. federal income tax purposes, banks, financial institutions or other financial services entities, broker-dealers, insurance companies, tax-exempt organizations, pension plans, real estate investment trusts, regulated investment companies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons who use or are required to use mark-to-market tax accounting for securities, persons that hold our shares as part of a “straddle,” a “hedge”, a “conversion transaction,” “synthetic security”, integrated investment, or other risk reduction strategy, certain former citizens or permanent residents of the United States, persons who hold or receive shares of our Class A common stock pursuant to the exercise of an employee stock option or otherwise as compensation, persons that own, or are deemed to own, more than 5% of our Class A common stock (except to the extent specifically set forth below), persons that own, or are deemed to own, any shares of our Class B common stock or persons subject to Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code. In addition, this discussion does not address the effects of any applicable gift or estate tax, the potential application of the alternative minimum tax, or any tax considerations that may apply to Non-U.S. Holders of our Class A common stock under state, local, or non-U.S. tax laws or any U.S. federal tax laws other than income tax laws.

This discussion is based on the Code, and applicable Treasury Regulations promulgated thereunder and rulings, administrative pronouncements, and judicial decisions that are issued and available as of the date of this registration statement, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the tax consequences discussed herein, and there can be no assurance the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained by a court if challenged. This discussion is limited to a Non-U.S. Holder who will hold our Class A common stock as a capital asset within the meaning of the Code (generally, property held for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our shares that is not a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) and is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a court within the United States can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A common stock, the tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisor regarding the tax consequences of the acquisition, ownership, and disposition of our Class A common stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME

TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR CLASS A COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Distributions on Our Class A Common Stock

In general, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Accounts,” distributions, if any, paid on our Class A common stock to a Non-U.S. Holder (to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles) will constitute dividends and be subject to U.S. withholding tax at a rate equal to 30% of the gross amount of the dividend, or a lower rate prescribed by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States. To the extent a distribution does not constitute a dividend (because such distribution exceeds our current and accumulated earnings and profits), such amount will be treated first as reducing the Non-U.S. Holder’s basis in its shares of Class A common stock, but not below zero, and to the extent it exceeds the Non-U.S. Holder’s basis, as capital gain from the sale or exchange of such shares of Class A Common Stock (see “Gain on Sale, Exchange or Other Disposition of Our Class A Common Stock” below).

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements prior to the distribution date. Such Non-U.S. Holders must generally provide us and/or our paying agent, as applicable, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) claiming an exemption from or reduction in withholding under an applicable income tax treaty. Such certificate must be provided before the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds Class A common stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries. If tax is withheld in an amount in excess of the amount applicable under an income tax treaty, a refund of the excess amount may generally be obtained by a Non-U.S. Holder if the Non-U.S. Holder timely files an appropriate claim for refund with the IRS.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) generally will not be subject to U.S. federal withholding tax if the Non-U.S. Holder provides us and/or our paying agent, as applicable, with a properly executed IRS Form W-8ECI, but instead generally will be subject to U.S. federal income tax on a net income basis at regular rates in the same manner as if the Non-U.S. Holder were a resident of the United States. A corporate Non-U.S. Holder that receives effectively connected dividends may be subject to an additional branch profits tax at a rate of 30%, or a lower rate prescribed by an applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Gain on Sale, Exchange or Other Disposition of Our Class A Common Stock

In general, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange, or other disposition of shares of our Class A common stock unless:

(1)

the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder);

(2)	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

(3)

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period the Non-U.S. Holder held the Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. Holder owns, or is treated as owning, more than 5% of our Class A common stock at any time during the foregoing period.

Net gain realized by a Non-U.S. Holder described in clause (1) above generally will be subject to U.S. federal income tax under regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a resident of the United States. Any gains of a corporate Non-U.S. Holder described in clause (1) above may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Gain realized by an individual Non-U.S. Holder described in clause (2) above will be subject to a flat 30% tax, or such lower rate specified in an applicable income tax treaty, which gain may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

For purposes of clause (3) above, a corporation is a United States real property holding corporation, or USRPHC, if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus the fair market value of its other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate that we will become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance we will not become a USRPHC in the future. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States or withholding was reduced by an applicable income tax treaty. Under applicable income tax treaties or other agreements, the IRS may make its reports available to the tax authorities in the Non-U.S. Holder’s country of residence or country in which the Non-U.S. Holder was established.

Dividends paid to a Non-U.S. Holder may be subject to backup withholding, currently at a rate of 24%, unless the Non-U.S. Holder certifies to the payor as to its status as an exempt recipient, such as by completing and providing the payor with an applicable IRS Form W-8.

Proceeds from the sale or other disposition of Class A common stock by a Non-U.S. Holder effected by or through a U.S. office of a broker will generally be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies to the withholding agent under penalties of perjury as to, among other things, its name, address, and status as a Non-U.S. Holder or otherwise establishes an exemption. Payment of disposition proceeds effected outside the United States by or through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding if the payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records the beneficial owner thereof is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder that results in an overpayment of taxes generally will be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Accounts

Legislation commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends on, and, subject to the discussion below, gross proceeds from the sale or disposition of, our Class A common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is a “non-financial foreign entity,” the foreign entity identifies certain direct and indirect U.S. holders of debt or equity interests in such foreign entity or certifies there are none, in each case, in the manner required under FATCA and the Treasury Regulations promulgated thereunder, or (iii) the foreign entity is otherwise exempt from FATCA.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a Non-U.S. Holder may be eligible for refunds or credits of the tax.

The U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated taxpayers may generally rely on the proposed regulations until final regulations are issued.

Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as sole underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, we and the selling stockholders have severally agreed to sell to Morgan Stanley & Co. LLC, and Morgan Stanley & Co. LLC has agreed to purchase an aggregate of 2,500,000 shares of Class A common stock. We will file the underwriting agreement as an exhibit to a current report on Form 8-K and incorporate it by reference in this prospectus supplement and the accompanying prospectus.

The underwriting agreement provides the underwriter’s obligation to purchase shares of Class A common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of Class A common stock offered hereby if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling stockholders deliver customary closing documents to the underwriter.

We expect to deliver the shares against payment for the shares on or about June 2, 2020, which will be the third business day following the date of the pricing of the shares (such settlement cycle being referred to as T+3). Under Rule 15c6-1 of the Exchange Act, trades in secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the second business day before the settlement date will be required, by virtue of the fact that the shares initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the date of delivery hereunder should consult their own advisors.

Commissions and Discounts

The following table summarizes the underwriting discounts and commissions we and the selling stockholders will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us and the selling stockholders for the shares.

	Us	Selling Stockholders
Per Share	$0.45	$0.45
Total	$869,042.70	$225,957.30

Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.25 per share from the offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The expenses of the offering are estimated at $350,000. We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions. We have also agreed to reimburse the underwriter for certain of its expenses relating to clearance of this offering as set forth in the underwriting agreement, which are not expected to exceed $30,000.

Lock-Up Agreements

We, our directors and executive officers, and all of the selling stockholders have agreed that, without the prior written consent of the underwriter, we and they will not, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the underwriter we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares to the underwriter;

•	the issuance by us of shares of common stock upon the exercise of an option or warrant or other convertible security outstanding on the date of this prospectus supplement;

•

grants of stock options, stock awards, restricted stock or other equity awards and the issuance of common stock or securities convertible into or exercisable for common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of a plan in effect on the date of this prospectus supplement;

•

the approval by us or the establishment of new trading plans by the lock-up agreement signatories pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Plans”), for the transfer of shares of common stock by the lock-up agreement signatories; provided that such plan does not provide for the transfer of common stock during the restricted period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the holder or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;

•	transactions relating to shares of our common stock acquired in this offering or in open market transactions after the completion of this offering;

•	transfers as bona fide gifts or to a trust or not involving a change in beneficial ownership;

•	transfers to current or former partners (general or limited), members or managers of such signatory, or to the estates of such signatory or its affiliates, partners, members, or managers;

•

(i) the receipt by a lock-up agreement signatory from us of shares of common stock upon the exercise of options or warrants outstanding as of the date of this prospectus supplement, provided such shares shall remain subject to these lock-up restrictions, or (ii) the transfer of shares of common stock or any securities convertible into common stock to us upon a vesting event or upon the exercise of options or warrants to purchase our securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options or warrants, subject to certain conditions;

•	transfers pursuant to qualified domestic orders or in connection with divorce settlements;

•

transfers by the lock-up agreement signatories to us pursuant to arrangements under which we have an option to repurchase shares of our common stock or a right of first refusal with respect to the transfer of such shares;

•

the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction that is approved by our Board of Directors and made to all holders of common stock involving a change of control of our company, subject to certain conditions;

•

the sale of shares of common stock pursuant to 10b5-1 Plans in effect on the date of this prospectus supplement; provided to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the holder or us regarding such sale, such announcement or filing shall include a statement to the effect such sale was effected pursuant to a 10b5-1 Plan in effect prior to the date of this prospectus supplement; or

•

the sale or issuance or entry into an agreement providing for the issuance by us of shares of our common stock or any security convertible into or exercisable for shares of our common stock in connection with the acquisition by us of one or more business, technologies, properties or assets (whether by means of merger, stock purchase, asset purchase or otherwise), and the issuance of any such securities pursuant to any such agreement; provided, that the aggregate number of shares of our common stock that we may sell or issue or agree to sell or issue shall not exceed 5% of the total number of shares of our common stock issued and outstanding on the date immediately following the completion of this offering (as well as any issuance and sale of any option exercised by the underwriter); and provided further, that any such securities issued shall be subject to transfer restrictions substantially similar to those applicable to our stockholders.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, short sales, and purchases to cover positions created by short sales, and purchases for the purpose of pegging, fixing, or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. The underwriter may close out any short position by purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representation the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or particular selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus supplement in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by the underwriter or a selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on The Nasdaq Global Market

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “APPN.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so, or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute, or publish any prospectus, form of application, advertisement, or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no share of our common stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of shares of our common stock at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person located in a Relevant State to whom any offer of shares is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that (1) it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters have been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Order.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity to which this document relates may be made or taken exclusively by relevant persons.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered by this prospectus will be passed upon for us by Cooley LLP, Boston, Massachusetts. Davis Polk  & Wardwell LLP, Menlo Park, California, is representing the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated by reference in this prospectus and in this registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s website at www.sec.gov.

We maintain a website at www.appian.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference we filed with the SEC prior to the date of this prospectus, while information we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38098):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020; and

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Appian Corporation

7950 Jones Branch Drive

McLean, Virginia 22102

(703) 442-8844

Attention: Secretary

Prospectus

Class A Common Stock

Debt Securities

Warrants

From time to time, we or selling securityholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We or selling securityholders may also offer Class A common stock upon conversion of debt securities, or Class A common stock or debt securities upon the exercise of warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our Class A common stock is listed on The Nasdaq Global Market under the trading symbol “APPN.” On August 17, 2018, the last reported sale price of our common stock was $36.19 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration processs as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or selling securityholders may offer and sell shares of our Class A common stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Appian,” “we,” “us” and “our” refer to Appian Corporation, a Delaware corporation, and its subsidiaries on a consolidated basis. “Appian”, the Appian logo, and other trademarks or service marks of Appian Corporation appearing in this prospectus are the property of Appian Corporation. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Appian provides a leading low-code software development platform as a service that enables organizations to rapidly develop powerful and unique applications. The applications created on our platform help companies drive digital transformation and competitive differentiation.

With our platform, organizations can rapidly and easily design, build and implement powerful, enterprise-grade custom applications through our intuitive, visual interface with little or no coding required. Our customers have used applications built on our low-code platform to launch new business lines, automate vital employee workflows, manage complex trading platforms, accelerate drug development and build global procurement systems. With our platform, decision makers can reimagine their products, services, processes and customer interactions by removing much of the complexity and many of the challenges associated with traditional approaches to software development.

Organizations across industries are digitally transforming—leveraging software to automate and optimize mission critical operations, enhance customer experiences and drive competitive differentiation. Historically, organizations have principally relied on packaged software and custom software solutions to operationalize and automate their businesses. Packaged software often fails to address unusual use cases or to enable differentiation and requires organizations to conform their individual processes, needs and systems of record to standardized frameworks. While traditional custom software solutions can be differentiated and tailored to meet strategic objectives, development requires a long, iterative and cumbersome process, as well as costly integration, and relies on scarce developer talent.

We enable organizations to differentiate themselves from their competition through software-enabled digital transformation. Our low-code platform employs an intuitive, visual interface and pre-built development modules that reduce the time required to build powerful and unique applications. We believe that developing applications on our platform can be as simple as drawing a picture. Our platform automates the creation of forms, data flows, records, reports and other software elements that would otherwise need to be manually coded or configured. This functionality greatly reduces the iterative development process, allowing for real-time application optimization and ultimately shortening the time from idea to deployment. Further, our patented Self-Assembling Interface Layer, or SAIL, technology ensures that applications developed on our platform can be immediately and natively deployed across a full range of mobile and desktop devices with no additional customization, including desktop web browsers, tablets and mobile phones. Updates to applications developed with SAIL disseminate automatically across device types to ensure that all users benefit from the most up-to-date functionality. At the same time, we unify enterprise data in a single searchable environment, providing organizations with a comprehensive view of customer, product, organizational asset and other critical information. Rich reporting dashboards capture detailed performance metrics, providing valuable business intelligence and analytics that enable business process optimization. Moreover, our platform can be deployed in the cloud, on-premises or using a hybrid approach, with organizations able to access the same functionality and data sources in all cases.

Our go-to-market strategy consists of both direct sales and, to a lesser extent, sales through strategic partners. We sell our software almost exclusively through subscriptions and intend to grow our revenue both by adding new customers and increasing the number of users at existing customers that use applications developed on our platform. As of December 31, 2017, we had 356 customers in a wide variety of industries, of which 285 customers were commercial and 71 customers were government or non-commercial entities. Our customers include financial services, healthcare, government, telecommunications, media, energy, manufacturing and transportation organizations. As of December 31, 2017, 29% of our commercial customers were Global 2000 organizations and included 44 Fortune 500 companies. We determined relevant global financial services and healthcare companies by referencing certain independent industry data from S&P Global Market Intelligence. Customers receive all of the modules and functionality of our platform with their initial subscription, which facilitates the seamless creation of new applications. Many of our customers begin by building a single application and grow to build dozens of applications on our platform, which implicitly reduces the per-user cost of each application. Generally, the development of new applications results in the expansion of our user base within an organization and a corresponding increase in revenue to us because we charge subscription fees on a per-user basis for the significant majority of our customer contracts. Every additional application that an organization creates on our platform increases the value of our platform for that organization because it further integrates people, process and data across the organization and facilitates knowledge sharing. At the same time, our industry-leading professional services organization enables our customers to more easily build and deploy applications on our platform to achieve their digital transformation goals.

We believe that we have a significant market opportunity in helping organizations accelerate their digital transformation by leveraging our low-code software development platform. Our current core software markets, which include the markets for low-code development platforms, case management software, business process management and platform-as-a-service, are expected to represent a combined $23.6 billion market opportunity by 2018 and a combined $44.4 billion market opportunity in the near term. In addition to our current core software markets, we believe that our platform better meets certain of the needs that have been historically addressed by manually-developed custom enterprise software, which is expected to represent a $169 billion market in 2018.

Corporate Information

Appian Corporation was incorporated under the laws of the State of Delaware in August 1999. Our principal executive offices are located at 11955 Democracy Drive, Suite 1700, Reston, Virginia 20190. Our telephone number is (703) 442-8844. Our website address is www.appian.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

Description of Securities

We or selling securityholders may offer shares of our Class A common stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us, if any.

Class A Common Stock. We may issue shares of our Class A common stock from time to time. We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The holders of Class A common stock are entitled to one vote per share, and the holders of Class B common stock are entitled to ten votes per share, on all matters that are subject to stockholder vote. The holders of Class B common stock also have approval rights for certain corporate actions. Each share of Class B common stock may be converted into one share of Class A common stock at the option of its holder and will be automatically converted into one share of Class A common stock upon transfer thereof, subject to certain exceptions. In addition, upon the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate voting power of our capital stock, all outstanding shares of Class B common stock shall convert automatically into Class A common stock. Holders of our Class A common stock and Class B common stock will generally vote together as a single class, unless otherwise required by law or our amended and restated certificate of incorporation. In this prospectus, we have summarized certain general features of the Class A common stock under the heading “Description of Capital Stock—Class A Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class A common stock being offered.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class A common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of Class A common stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class A common stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” on page 28 of this prospectus.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes. See “Use of Proceeds” on page 9 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Nasdaq Global Market Listing

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “APPN.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our market opportunity and the expansion of our core software markets in general;

•	the effects of increased competition as well as innovations by new and existing competitors in our market;

•	our ability to adapt to technological change and effectively enhance, innovate and scale our platform and professional services;

•	our ability to effectively manage or sustain our growth and to achieve profitability;

•	potential acquisitions and integration of complementary businesses and technologies;

•	our expected use of proceeds;

•	our ability to maintain, or strengthen awareness of, our brand;

•	perceived or actual problems with the integrity, reliability, quality or compatibility of our platform, including unscheduled downtime or outages;

•	future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

•	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

•	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

•	our ability to maintain, protect and enhance our intellectual property;

•	costs associated with defending intellectual property infringement and other claims; and

•	the future trading prices of our Class A common stock and the impact of securities analysts’ reports on these prices.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table lists our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and accompanying notes incorporated by reference into this prospectus. Earnings available for fixed charges include: (i) net loss before income taxes and (ii) fixed charges. Fixed charges represent: (i) interest expense, inclusive of amortization of debt-related expenses and capitalized interest and (ii) estimated interest component of rent expense.

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2018	2017	2017	2016	2015
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—	—

(1)

Earnings in the three and six months ended June 30, 2018 were insufficient to cover fixed charges by $10.9 million and $20.3 million, respectively. Earnings in the three and six months ended June 30, 2017 were insufficient to cover fixed charges by $14.3 million and $17.6 million, respectively. Earnings in the years ended December 31, 2017, 2016, and 2015 were insufficient to cover fixed charges by $30.2 million, $14.1 million, and $6.6 million, respectively.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we intend to invest the net proceeds in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment-grade securities and government securities.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware law are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. We refer in this section to our amended and restated certificate of incorporation and amended and restated bylaws as our certificate of incorporation and bylaws, respectively.

General

Our certificate of incorporation provides for two classes of common stock: Class A common stock and Class B common stock.

Our authorized capital stock consists of 600,000,000 shares, all with a par value of $0.0001 per share, of which:

•	500,000,000 shares are designated as Class A common stock; and

•	100,000,000 shares are designated as Class B common stock

As of July 30, 2018, there were outstanding:

•	22,762,370 shares of Class A common stock held of record by 23 stockholders;

•	1,029,966 shares of Class A common stock issuable upon exercise of outstanding options and vesting of outstanding restricted stock units;

•	38,971,524 shares of Class B common stock held by 75 stockholders; and

•	5,820,430 shares of Class B common stock issuable upon exercise of outstanding options.

Our shares of Class A common stock and Class B common stock are not redeemable and have no preemptive rights.

Class A Common Stock and Class B Common Stock

Voting Rights

Holders of our Class A common stock and Class B common stock have identical rights, provided that, except as otherwise expressly provided in our certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock and holders of our Class B common stock are entitled to ten votes per share of Class B common stock. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders. In addition, each class of our common stock may have the right to vote separately in certain instances as listed below under “—Economic Rights.”

A separate vote of our Class B common stock will also be required in order for us to, directly or indirectly, take action in the following circumstances:

•

if we propose to amend, alter or repeal any provision of our certificate of incorporation or our bylaws that modifies the voting, conversion or other powers, preferences or other special rights or privileges or restrictions of the Class B common stock; or

•

if we reclassify any outstanding shares of Class A common stock into shares having rights as to dividends or liquidation that are senior to the Class B common stock or the right to more than one vote for each share thereof.

Our certificate of incorporation provides that the authorized number of shares of Class A common stock or Class B common stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. In addition, except as expressly permitted by the certificate of incorporation we may not issue any shares of Class B common stock, unless that issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Economic Rights

Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below.

Dividends. Any dividend or distribution paid or payable to the holders of shares of Class A common stock and Class B common stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of common stock treated adversely, voting separately as a class; provided, however, that if a dividend or distribution is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of the Class A common stock may receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock may receive Class B common stock (or rights to acquire shares of Class B common stock).

Liquidation. In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class B common stock unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A common stock and Class B common stock, voting separately as a class.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, then the outstanding shares of all common stock will be subdivided or combined in the same proportion and manner unless different treatment of the shares of such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of common stock treated adversely, voting separately as a class.

Change of Control Transaction. The holders of Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A common stock and Class B common stock, voting separately as a class, on (a) the closing of the sale, lease, exclusive license or other disposition of all or substantially all of our assets, (b) the consummation of a merger, reorganization, consolidation, or share transfer which results in our capital stock outstanding immediately before the transaction representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity, or (c) the closing of the transfer (whether by merger, consolidation, or otherwise but excluding a bona fide equity financing), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of common stock in connection with any such asset sale, merger, reorganization, consolidation, or share transfer under any employment, consulting, severance, or other arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon (1) any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes or (2) the death or disability, as defined in our certificate of incorporation, of the applicable Class B common stockholder (or nine months after the date of death or disability if the stockholder is one of our founders). In addition, on the first trading day following the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate voting power of our then outstanding capital stock, all outstanding shares of Class B common stock shall convert automatically into Class A common stock, and no additional shares of Class B common stock will be issued.

Options and Restricted Stock Units

As of July 30, 2018, options to purchase an aggregate of 5,820,430 shares of Class B common stock were outstanding under our 2007 Stock Option Plan, at a weighted-average exercise price of $7.16 per share, options to purchase an aggregate of 10,500 shares of Class A common stock were outstanding under our 2017 Equity Incentive Plan at a weighted-average exercise price of $20.84 per share and restricted stock units for an aggregate of 1,019,466 shares of Class A common stock were outstanding under our 2017 Equity Incentive Plan.

Registration Rights

Certain holders of the Class B common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of an investors’ rights agreement. These shares are collectively referred to herein as registrable securities.

The investors’ rights agreement provides the holders of registrable securities with demand, piggyback and S-3 registration rights as described more fully below. As of June 30, 2018, there was an aggregate of approximately 5,000,000 shares of Class B common stock that were entitled to demand and S-3 registration rights and approximately 5,000,000 shares of Class B common stock that were entitled to piggyback registration rights.

The holders of registrable securities have waived their right to have such securities included in this registration statement.

Demand Registration Rights

The holders of a majority of the registrable securities then outstanding have the right to make up to two demands that we file a registration statement under the Securities Act covering registrable securities then outstanding having an aggregate offering price of at least $5.0 million, subject to specified exceptions.

Piggyback Registration Rights

If we register any securities for public sale, the holders of our registrable securities then outstanding will each be entitled to notice of the registration and will have the right to include their shares in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters of any underwritten offering to limit the number of shares with registration rights to be included in the registration statement, but not below 33% of the total number of securities included in such registration.

Registration on Form S-3

The holders of our registrable securities have the right to demand that we file registration statements on Form S-3; provided, that the aggregate price to the public of the securities to be sold under the registration statement is at least $1.0 million. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The registration rights will terminate five years following the closing of the IPO and, with respect to any particular stockholder, when such stockholder holds less than 1% of our outstanding common stock and is able to sell all of its shares during a 90-day period pursuant to Rule 144 under the Securities Act.

Anti-Takeover Provisions

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of the Class A common stock and Class B common stock outstanding will be able to elect all of our directors. Our certificate of incorporation provides for a two-class common stock structure, which provides our founders, current stockholders, executives and employees with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

Our certificate of incorporation and bylaws also provide that:

•

the authorized number of directors may be changed by resolution of the board of directors or, prior to the date on which all shares of common stock convert into a single class, by resolution of the stockholders;

•

vacancies and newly created directorships on the board of directors may be filled (1) by a majority vote of the directors then serving on the board, even though less than a quorum, except as otherwise required by law or determined by the board, or (2) by the stockholders;

•	stockholder action may be taken at a duly called meeting of stockholders or, prior to the date on which all shares of common stock convert into a single class, by written consent;

•

a special meeting of stockholders may be called by a majority of our whole board of directors, the chair of our board of directors, our chief executive officer or, prior to the date on which all shares of common stock convert into a single class, the holders of at least 10% of the total voting power of our Class B common stock; and

•

stockholders seeking to present proposals before any meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and, subject to applicable law, specify requirements as to the form and content of a stockholder’s notice.

The combination of these provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for another party to effect a change in management.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Several lawsuits have been filed in Delaware challenging the enforceability of similar choice of forum provisions, and it is possible that a court could determine such provisions are not enforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

Listing on The Nasdaq Global Market

Our Class A common stock is listed on the NASDAQ Global Market under the trading symbol “APPN.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we or the selling securityholders may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or the selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A common stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Class A common stock, the number of shares of Class A common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase Class A common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of the selling securityholders, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the Class A common stock on The Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Reston, Virginia.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus and in this registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Appian. The address of the SEC website is www.sec.gov.

We maintain a website at www.appian.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38098):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 3, 2018 and August 2, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2018 and June 7, 2018, to the extent the information in such reports is filed and not furnished;

•	our Proxy Statement filed with the SEC on April 27, 2018, to the extent the information therein is filed and not furnished; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 18, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Appian Corporation

11955 Democracy Drive, Suite 1700

Reston, Virginia 20190

(703) 442-8844

Attention: Secretary

2,500,000 Shares

Appian Corporation

Class A Common Stock

Prospectus Supplement

May 28, 2020

Morgan Stanley